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                                                                   EXHIBIT 10.9

                                    SUBLEASE


         THIS AGREEMENT made the 29th day of January, 1997, between Platinum Entertainment, Inc., a Delaware Corporation, having an office at 2001 Butterfield Rd, Suite 1400, Downers Grove, IL 60515, hereinafter referred to as "Sublessor",

                                    - and -

Therapeutic Antibodies, Inc., a Delaware Corporation, having an office at 1207 17th Avenue South, Suite 103, Nashville, TN 37212, hereinafter referred to as "Sublessee",

                                  WITNESSETH:

         WHEREAS, Sublessor, as Lessee, entered into a lease with Vanderbilt University, as Lessor, dated September 28, 1994, with such term commencing November 15, 1994 and expiring November 14, 1997, leasing certain space, consisting of 6,142 rentable square feet on the first and second floors of the building located at 1207 17th Avenue, Nashville, TN 37212 (the "Subleased Premises"), which Lease Agreement is attached hereto as Exhibit A and incorporated herein by reference (said lease agreement is hereinafter referred to as the "Prime Lease"), and

         WHEREAS, the parties hereto have agreed that Sublessor shall sublet all of such space to Sublessee;

         NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

         1. TERM; RENT - Sublessor hereby leases to Sublessee the 6,142 rentable square feet, more or less, of the space on the 1st and 2nd floors of said building, leased by Sublessor, shown on Exhibit A attached hereto and made a part hereof, for a term of 10 months beginning on January 15, 1997, and ending on November 14, 1997, unless sooner terminated in accordance herewith, yielding and paying to Sublessor a rent at the rate of






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Ninety-Eight Thousand Two Hundred Seventy Two and 00/100 Dollars ($98,272.00)
per annum, plus the additional rent outlined in paragraph 5 of the Prime Lease.

         Sublessee shall pay the rent and additional rent provided for hereunder in equal monthly installments of Eight Thousand, One Hundred Eighty-Nine and 33/100 Dollars ($8,189.33) in advance and without demand on the first day of each and every month during the term. Rent and additional rent will be prorated for any partial month of the term. The payment of rent shall be made directly to: Vanderbilt University, 110 21st Avenue South, Suite 704, Nashville, TN 37203.

         2. USE OF SUBLEASED PREMISES - The demised premises shall be used for offices and for no other purpose.

         3. ASSIGNMENT, SUBLETTING - Sublessee shall not assign this lease nor sublet the demised premises in whole or in part and shall not permit Sublessee's interest in this lease to be vested in any third party by operation of law or otherwise.

         4. ADDITIONAL RENT - If Sublessor shall be charged for additional rent or other sums pursuant to the provisions of the Prime Lease, including without limitation Article 5 thereof (rent escalation), Sublessee shall be liable for 100% of such additional rent or sums. If any such rent or sums shall be due to additional use by Sublessee of electrical current in excess of Sublessee's proportionate part of additional use in the premises demised under the Prime Lease, such excess shall be paid in entirety by Sublessee. If Sublessee shall procure any additional services from the building, such as alterations or after-hour air conditioning, Sublessee shall pay for same at the rates charged therefor by the Lessor and shall make such payment to the Sublessor or Lessor, as Sublessor shall direct. Any rent or other sums payable by Sublessee under this Article 5 shall be additional rent and collectable as such. If Sublessor



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shall receive any refund under said Article 5 of the Prime Lease concerning payment of Additional Rent, Sublessee shall be entitled to a credit for the overpayment of so much thereof as shall be attriibutable to prior payments by Sublessee.

         5. SUBORDINATION - This lease is subject to and subordinate to the Prime Lease. Except as may be inconsistent with the terms hereof, all the terms, covenants, and conditions contained in the Prime Lease shall be applicable to this Agreement with the same force and effect as if Sublessor were the lessor under the Prime Lease and Sublessee were the lessee thereunder, and in case of any breach hereof by Sublessee, Sublessor shall have all the rights against Sublessee as would be available to the lessor against the lessee under the Prime Lease if such breach were by the lessee thereunder.

         6. PRIME LEASE - Notwithstanding anything herein contained, the only services or rights to which Sublessee is entitled to hereunder are those to which Sublessor is entitled under the Prime Lease and that for all such services and rights Sublessee will look solely to the Lessor under the Prime Lease. Sublessor will have no liability for Lessor's failure to provide any such services or for the cost of such services.

         7. COVENANT AS TO TERMINATION OF PRIME LEASE - Sublessee shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Lessor under the Prime Lease, and Sublessee shall indemnify and hold Sublessor harmless from and against all claims of any kind whatsoever by reason of any breach or default on the part of Sublessee by reason of which the Prime Lease may be terminated or forfeited.

         8. SECURITY DEPOSIT - Sublessee has paid Sublessor on the execution and delivery of the lease the sum of Eight Thousand, One Hundred Eighty Nine and 33/100 Dollars






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($8,189.33) as security for the full and faithful performance of the terms, covenants, and conditions of this lease on Sublessee's part to be performed or observed, including but not limited to payment of rent and additional rent or for any other sum which Sublessor may expend or be required to expend by reason of Sublessee's default, including any damages or deficiency in reletting the Subleased Premises, in whole or in part, whether such damages shall accrue before or after summary proceedings or other re-entry by Sublessor. If Sublessee shall fully and faithfully comply with all the terms, covenants, and conditions of this lease on Sublessee's part to be performed or observed, the security, or any unapplied balance thereof, shall be returned to Sublessee after the time fixed as the expiration of the Term.

         9. TENANT'S RIGHT TO CANCEL - If actual possession of the Subleased Premises shall not be available by January 15, 1997, Sublessee may elect, within thirty (30) days thereafter, to cancel this lease. If this lease shall be so canceled, Sublessor shall refund to Sublessee any rent or security deposit theretofore paid or delivered to Sublessor hereunder, and upon such refund this lease shall be of no further force and effect.

         10. KNOWLEDGE OF LEASE TERMS; REPRESENTATION OF PRIME LEASE - Sublessee represents that is has read and is familiar with the terms of the Prime Lease. Sublessor represents that there are no other agreements with respect to the Prime Lease (whether written or oral) other than as shown on the copy of the Prime Lease attached hereto and incorporated herein by reference as Exhibit A.

         11. FULL AGREEMENT - All prior understandings and agreements between the parties are merged within this Agreement, which alone fully and completely sets forth the understanding of the parties and this lease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom





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enforcement of the change or termination is sought.

         12. NOTICES - Any notice or demand which either party may or must give to the other hereunder shall be in writing and delivered personally or sent by registered mail addressed if to Sublessor, as follows:
                 Platinum Entertainment, Inc.
                 c/o Douglas Laux
                 2001 Butterfield Road, Suite 1400
                 Downers Grove, IL 60515

and if to Sublessee, as follows:

                 Therapeutic Antibodies, Inc.
                 1207 17th Avenue South, Suite 103
                 Nashville, TN 37212

Either party may, by notice in writing, direct that future notices or demands be sent to a different address.

         13. CONTINGENCY FOR SUBLESSOR'S CONSENT - The obligations of Sublessor and Sublessee under this Sublease are conditioned upon the Lessor under the Prime Lease giving its consent to this Sublease in form and substance acceptable to Sublessor and Sublessee.

         14. ACCEPTANCE OF THE PREMISES - Sublessee will accept the Subleased Premises in their condition on the date of Sublessee's occupancy of the Subleased Premises. Sublessor disclaims any representation or warranty, express or implied, about the demised premises, their suitability for Sublessee, fitness or Sublesseeability without limitation. Sublessee will be solely responsible for the cost and arrangement of its signage and the cost of locks and keys for the Subleased Premises.

         15. BROKERS - Sublessor warrants to Sublessee that it has not dealt with any broker






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in connection with this Sublease other than Trammell Crow Company, and Sublessee warrants to Sublessor that it has not dealt with any broker in connection with this Sublease other than The Mathews Company; Sublessor will be responsible for the payment of commissions to Trammell Crow Company and The Mathews Company. Sublessor and Sublessee will indemnify each other and hold each other harmless from any other claims for commissions on account of this Sublease.

         16. QUIET ENJOYMENT - So long as the Sublessee is not in default in the performance of its covenants and agreement in this Sublease, Sublessee's quiet enjoyment of the Subleased Premises will be not disturbed or interfered with by Sublessor or by any person claiming by, through or under Sublessor.

         17. SUCCESSORS AND ASSIGNS - The covenants and agreements herein contained shall bind and inure to the benefit of Sublessor, the Sublessee, and their respective executors, administrators, successors, and assigns.

         18. CONSENT TO SUBLEASE AGREEMENT. (a) Vanderbilt University, as Lessor under the Prime Lease, hereby consents to and approves the subletting of the Sublease Premises to Sublessee pursuant to Section 17 of the Prime Lease. Lessor further consents to and approves herewith the form of the Sublease Agreement.

         (b) REPRESENTATIONS AND WARRANTIES OF LANDLORD. Lessor and Sublessor hereby warrant to Sublessee that the Prime Lease, and all amendments and addenda thereto, as attached hereto as Exhibit A, is a complete, true and accurate description of the terms and conditions of the rental of the Subleased Premises which is the subject of the Sublease Agreement. Lessor and Sublessor further warrant and represent to Sublessee, and its






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successors and assigns, that the Prime Lease is in full force and effect, and as of the date hereof Lessor and Sublessor are not aware of any default on the part of Lessor or Sublessor under the Prime Lease, and are not aware of any default which, with the passage of time or the giving of notice or both, would constitute a default by Lessor or Sublessor under the Sublease Agreement.

                 (c) NOTICE OF DEFAULT TO TENANT; RIGHT TO CURE. Notwithstanding any provision in the Sublease Agreement herein to the contrary, no default in the performance of any of the Sublessor's obligations under the Prime Lease that is of such a nature as to give Lessor a right to terminate the Prime Lease, whether on the occurrence of an event of default or otherwise, shall entitle Lessor to exercise any such right, power or remedy unless and until notice of such default is given to Sublessee specifying the act or omission which constitutes such default and the action required of Sublessee to cure the same and thirty (30) days shall have elapsed following Sublessor's receipt of such notice of default, during which period Sublessee shall have the right, but not the obligation, to remedy or cure such default. If such default cannot reasonably be cured within said thirty (30) days, the Tenant shall have such longer period of time as may be reasonably necessary to cure such default so long as Tenant commits action to cure the default within such thirty (30) days and thereafter diligently pursues the cure of the default.

                 (d) WAIVER OF SUBLESSOR'S OPTION TO RENEW PRIME LEASE. Sublessor understands and acknowledges that Lessor and Sublessee are executing simultaneously herewith a lease agreement for the lease by Tenant of the Subleased Premises for a term beginning immediately following the expiration of this Sublease (November 15, 1997). Sublessor by execution of this Sublease herewith specifically waives any right or option it






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may have to renew the term of the Prime Lease as provided for in Sections 3 and
4 of the Prime Lease.

         IN WITNESS WHEREOF, the parties hereto have caused those present to be executed the day and year first above written.

 SUBLESSOR:               PLATINUM ENTERTAINMENT, INC.

                                  BY:      /s/ [Illegible]
                                           ---------------------------
                                  TITLE:       C.F.O.
                                           ---------------------------
 WITNESS:                         BY:      /s/ [Illegible]
                                           ---------------------------

 SUBLESSEE:               THERAPEUTIC ANTIBODIES, INC.


                                  BY:      /s/ Martin S. Brown
                                           ---------------------------
                                  TITLE:       Chairman
                                           ---------------------------
 WITNESS:                         BY:      /s/ Jeannie Marstiller
                                           ---------------------------


 LESSOR:                  VANDERBILT UNIVERSITY

                                  BY:      /s/ [Illegible]
                                           ---------------------------
                                  TITLE:
                                           ---------------------------
 WITNESS:                         BY:      /s/ [Illegible]
                                           ---------------------------




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                                  EXHIBIT "A"



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